EXHIBIT 10.1


                    SEPARATION AGREEMENT AND GENERAL RELEASE

         THIS SEPARATION AGREEMENT AND GENERAL RELEASE ("Agreement"), entered into between LION, Inc ("LION") and Randall D. Miles ("Miles") is made with respect to the following facts:

         A.       Miles was employed by LION as its Chief Executive Officer.

         B. Miles informed LION he wished to resign for "Cause" pursuant to his Employment Agreement. A disagreement exists between LION and Miles as to whether such contractual "Cause" for resignation exists. The parties now desire to amicably settle all actual and potential differences between them arising out of Miles's employment with, and resignation from, LION. Therefore, in exchange for the mutual promises contained in this Agreement, it is agreed:

         1. Miles' employment with LION and any positions as an officer or director with LION shall terminate by voluntary resignation effective upon the close of business on April 1, 2007. LION shall pay Miles his salary and accrued vacation through and including April 1, 2007, in accordance with LION's regularly scheduled payroll practice.

         2. In exchange for Miles providing at least six (6) months of consulting services to LION that are more fully described on attached Exhibit A, the release of claims, and other promises contained in this Agreement, LION shall, for a period of six (6) months, provide to Miles: (i) compensation in an amount equal to Miles final LION salary, payable in equal monthly installments on or about the 15th of each month; (ii) to the extent approved by each applicable insurer, all immediately previously LION-paid life insurance premiums for Miles and family members; and (iii) payment toward COBRA premiums in an amount equal to previously paid LION contributions, should Miles elect COBRA. In addition, LION shall

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purchase a new laptop computer for Miles, provided the purchase price does not exceed two thousand and five hundred dollars ($2,500.00).

         3. The payments for consulting services referenced above in 2(i) shall be without any withholdings and LION shall issue Miles a Form 1099 for such payments. Miles agrees to indemnify and hold LION harmless from any taxes, penalties, interest, liens, costs or subrogations imposed and/or found and determined to be owing by any court or state or federal government agency as a result of receipt of the payments referenced above.

         4. Miles releases and discharges LION, its parents or subsidiaries, and any and all of its or their officers, board members, agents, employees, successors, and assigns from any and all claims, known or unknown, asserted or not, arising from, by reason of, or related to, Miles's employment with LION, the termination of that employment, and any and all events through and including the date of this Agreement. This release includes, but is not limited to, any claim under any federal, state, or local law, or other authority, including claims arising under any federal or state statutes pertaining to wages, stock or stock options, ownership of LION, conditions of employment, or discrimination in employment, including Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Older Worker Benefit Protection Act, the Fair Labor Standards Act, RCW 49.60 (the Washington State Law Against Discrimination), RCW 49.48 and 49.46 (wages/payment/collection), RCW 49.52 (wages/contributions/rebates), all as may be amended, and all other claims, be they based in statute, contract, tort, or common law theories. Miles agrees not to seek any personal recovery (of money damages, injunctive relief or otherwise) for the claims he is releasing herein, either through any complaint to any governmental agency or otherwise. Miles further agrees never to start any lawsuit or arbitration asserting any of the claims he is releasing above.

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         LION, releases and discharges Miles from any and all claims, known or unknown, asserted or not, arising from, by reason of, or related to, Miles's employment with LION, the termination of that employment, and any and all events through and including the date of this Agreement. This release includes, but is not limited to, any claim under any federal, state, or local law, or other authority, be they based in statute, contract, tort, or common law theories. LION agrees not to seek any personal recovery (of money damages, injunctive relief or otherwise) for the claims it is releasing herein, either through any complaint to any governmental agency or otherwise. LION further agrees never to start any lawsuit or arbitration asserting any of the claims it is releasing above.

         5. Miles and LION's officers, directors, HR Coordinator, and their successors and assigns agree not to make any disparaging or defamatory comments about the other.

         6. If requested, Miles agrees to reasonably cooperate with LION, as a witness or otherwise, including at trial and in pre-trial matters, in connection with any litigation which may arise in the future involving the time period, in part or in whole, that he was employed by LION. If any such cooperation is requested by LION after Miles is no longer providing Consulting Services to LION pursuant to Exhibit A of this Agreement, Miles and LION shall meet and confer for purposes of agreeing to a reasonable hourly rate of compensation for Miles' services pursuant to this Paragraph 6.

         7. Miles agrees that the post-employment obligations and restrictions, including those contained in paragraphs 7 and 8 of his Employment Agreement shall remain in full force and effect and not be abrogated by this Agreement or Exhibit A hereto. Miles represents that he has returned to LION all LION property, including all originals and copies thereof.

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         8.       Miles agrees that: (1) he has been offered the opportunity to review and consider this Agreement for a period of up to Twenty-One (21) days;
(2) he has conferred with his attorney concerning the terms of this Agreement, including the release contained in the Agreement; (3) he has seven (7) days after signing the Agreement in which he can revoke the Agreement by his written notice to David Stedman, LION, Inc., 4700 42nd Avenue SW, Suite 430, Seattle, WA 98116, facsimile # (877) 471-3082; and (4) this Agreement shall not become effective until the seven day revocation period has expired. Miles represents that all aspects of this Agreement have been explained to him by his attorney, and further acknowledges that he has had a reasonable period of time to consider this Agreement, that he has signed this Agreement only after full reflection and analysis, and that he understands the significance and consequences of this Agreement, including the fact that it releases his claims, if any, under any and all federal or state laws pertaining to employment, including the Age Discrimination in Employment Act. Miles also acknowledges that his signature on this Agreement is knowing and voluntary and has not been given as a result of coercion.

         9. This Agreement may be executed via facsimile and counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument, binding on the parties.

         10. If any of the provisions of this Agreement are held to be invalid or unenforceable, the remaining provisions will nevertheless continue to be valid and enforceable.

         11. This Agreement reflects the entire agreement of the parties relative to the subject matter hereof and, except as may be specifically referenced above, supersedes all prior or contemporaneous oral or written understandings, statements, representations, or promises.

         12. This Agreement shall be construed in accordance with, and governed by, the statutes and common law of the state of Washington. Either party may maintain an action for

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

breach of the Agreement in a court of competent jurisdiction in King County, Washington. Before making any claim for alleged breach of this Agreement, the aggrieved party shall give the other party and his or its attorney at least ten
(10) day's written notice in order to provide an opportunity to cure any alleged breach.




                          SIGNATURES ON FOLLOWING PAGE


         IN WITNESS WHEREOF, the parties have executed this Agreement as stated below.


                ________________________________       ______________________
                RANDALL D. MILES                       Date


             LION, INC.


               By:_______________________________      ______________________
                  Dave  Stedman                        Date
                  Interim Chief Executive Officer
                      and President

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


                           EXHIBIT A - CONSULTING AGREEMENT

         This Independent Contractor Agreement ("Agreement") is entered into effective March 31, 2007, by and between Randall D. Miles ("Consultant"), and LION, Inc. ("the Company").

1. CONSULTANT'S SERVICES. The Company is in need of assistance, as may be requested by the Company from time to time, in business development and strategic planning ("Consulting Services"). Consultant has agreed to perform consulting work for the Company in these activities for the Company.

2.       TERM AND CONSIDERATION.

         a. TERM. The term of this Agreement shall commence on April 1, 2007, and shall end on September 30, 2007, unless otherwise agreed to in writing by both parties to extend the Agreement.

         b. RATE. In consideration of the Consulting Services to be performed by Consultant under this Agreement, the Company will compensate Consultant at a monthly rate of twenty thousand, eight hundred thirty-three and thirty-three cents ($20,833.33).

         c. EXPENSES. The Company shall reimburse Consultant for reasonable business expenses incurred while performing Consulting Services. For any such reasonable business expenses over five hundred dollars ($500.00), Consultant shall use his best efforts to obtain pre-approval from the Company's Chief Executive Officer or President.

3. INDEPENDENT CONSULTANT. Nothing contained herein or any document executed in connection herewith, shall be construed to create an employer-employee, partnership or joint venture relationship between the Company and Consultant. Consultant is an independent contractor and not an employee or agent of the Company or any of its subsidiaries or affiliates. Consultant has no authority to, and will not, enter into contracts, make representations, warranties or commitments purporting to be binding on the Company or otherwise act on Company's behalf and shall not take any action that might lead third parties to believe Consultant has the right to do so. The consideration set forth in Section 2 shall be the sole consideration due Consultant for the services rendered hereunder. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of Consultant hereunder. Consultant will not represent to be or hold himself out as an employee of the Company and Consultant acknowledges that he shall not have any right or entitlement in or to any benefit program now or hereafter available to the Company's regular employees as a result of and with respect to the Consulting Services. Any and all sums subject to deductions, if any, required to be withheld and/or paid under any applicable state, federal or municipal laws or union or professional guild regulations shall be Consultant's sole responsibility and Consultant shall indemnify and hold the Company harmless from any and all damages, claims and expenses (including, but not limited to, attorneys' fees and costs) arising out of or resulting from any claims asserted by any taxing authority as a result of or in connection with said payments. In the event Consultant is deemed to be an employee, any such employment would be at-will, terminable for any reason, with or without notice.

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4.       OWNERSHIP OF WORK PRODUCT.

         All deliverables, materials, information, inventions, designs, works of authorship, computer program code, audiovisual works, characters, music, sounds and other expressions or items accumulated, authored, made, conceived, developed or first reduced to practice by Consultant in its performance of the Consulting Services (collectively, the "Results"), together with all patent, copyright and other proprietary rights associated with ownership of such items, shall be the exclusive property of the Company and shall be promptly disclosed and furnished to the Company by Consultant. To the full extent permitted by applicable law, such Results shall be "work made for hire." To the extent any Results are not "work made for hire", Consultant hereby assigns to the Company, without separate compensation, all right, title and interest in and to the Results together with all associated United States and foreign patent, copyright, trade secret and other proprietary rights including, without limitation, the rights of registrations and renewal. In addition, Consultant hereby waives and releases any and all moral rights and rights of restraint that Consultant may possess in or to any Results.

         Consultant shall take, at the Company's expense, all reasonable actions during or after the performance of the Consulting Services reasonably requested by the Company for the implementation of this Section 4 or to evidence, perfect or protect the Company's ownership of the Results and associated proprietary rights (including, without limitation, the execution, acknowledgment and delivery of instruments of conveyance, copyright, patent, trademark or other proprietary right registration applications or other documents).

5. CONFIDENTIAL INFORMATION. Consultant agrees that he will hold secret and confidential all proprietary information and trade secrets of the Company, its subsidiaries, affiliates and customers learned by Consultant in any manner during his previous employment with the Company and the term of this Agreement including, without limitation, all business plans, market data and information, reports and analyses, or any other confidential or secret aspects of the business of the Company or any of its subsidiaries, affiliates or customers. Consultant agrees to return all data and information provided by the Company and any and all reports and analyses compiled by Consultant therefrom, to the Company upon its request, and in any event upon termination of this Agreement, and to erase all portions thereof from Consultant's computer memory. This confidentiality provision shall survive termination of this agreement, and if the parties hereto have previously entered into a separate confidentiality agreement, the terms and provisions of this Section 5 shall be construed in a manner consistent with the provisions of such prior agreement, which shall remain in full force and effect.

6. BUSINESS OPPORTUNITIES. Consultant will promptly disclose to the Company any business opportunity of which Consultant becomes aware as a result of his performance of the Consulting Services. Consultant will not take advantage of or divert any such opportunity for the gain, profit or benefit of Consultant or any other person or entity without the written consent of the Company.

7. TIME OF WORK. Consultant shall perform Consulting Services as reasonably requested by the Company. Consultant shall have control over the times at which Consultant performs services, provided he meets reasonable deadlines set by the Company. Consultant shall use reasonable efforts to complete the Consulting Services by any deadlines imposed by the Company. The Company shall not require services that unreasonably interfere with

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

Consultant's search for employment or his commitments to employment or consulting with another company.

8. PLACE OF WORK. Consultant may perform the Consulting Services at such locations as Consultant may choose, provided that Consultant has access to all necessary equipment and machinery and can transport the same.

9. BUSINESS PERMITS. The Consultant is qualified to perform the agreed upon services enumerated herein and covenants that it maintains all valid licenses, permits and registrations required by law to perform same. Consultant shall be responsible for obtaining any workers' compensation or unemployment insurance required by law.

10. LIABILITY. The work to be performed under this Agreement will be performed entirely at Consultant's risk, and Consultant assumes all responsibility for the condition of equipment and facilities used in the performance of this agreement. Consultant agrees to indemnify the Company for any and all liability or loss arising in any way out of the performance of this agreement, except to the extent caused by the Company's gross negligence or willful misconduct. The Company agrees to indemnify Consultant for any and all liability or loss arising in any way out of the performance of this agreement, except to the extent caused by Consultant's gross negligence or willful misconduct.

11. COMPETENT WORK. All work will be done in a competent fashion in accordance with applicable standards of the profession.

12. LEGAL RIGHT. Consultant covenants and warrants that Consultant has the unlimited legal right to enter into this Agreement and to perform in accordance with its terms without violating the rights of others or any applicable law and that he has not and shall not become a party to any other agreement of any kind which conflicts with this Agreement. Consultant shall indemnify and hold the Company harmless from any and all damages, claims and expenses (including, but not limited to attorneys' fees and costs) arising out of or resulting from any claim that this Agreement violates any such other agreements. Breach of this
Section 16 shall operate to terminate this Agreement automatically without notice otherwise required by this Agreement.

13. NO WAIVER. Failure to invoke any right, condition, or covenant in this Agreement by either party shall not be deemed to imply or constitute a waiver of any rights, condition, or covenant and neither party may rely on such failure.

14. NOTICE. Any notice or communication permitted or required by this Agreement shall be deemed effective when personally delivered, or sent by certified or registered mail, properly addressed to the appropriate party at the address set forth below:

               1.    Notices as to Consultant:   Randall D. Miles
                                                 At home address on file
                                                 with Company

               2.    Notices to the Company:     David Stedman
                                                 LION, Inc.
                                                 4700 42nd Avenue SW, Suite 430,
                                                 Seattle, WA  98116

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

15. NO ASSIGNMENT OR DELEGATION. This Agreement is personal to Consultant and may not be assigned or delegated by either party, in whole or in part, to anyone at anytime without the Company's prior written consent. Consultant may not delegate or assign any Consulting Services to any employee or independent contractor.

16. ENFORCEABILITY. If any provision of this Agreement or compliance by any of the parties with any provision of this Agreement constitutes a violation of any law, or is or becomes unenforceable or void, then such provision, to the extent only that it is in violation of law, unenforceable or void, shall be deemed modified to the extent necessary so that it is no longer in violation of law, unenforceable or void, and such provision will be enforced to the fullest extent permitted by law. If such modification is not possible, said provision, to the extent that it is in violation of law, unenforceable or void, shall be deemed severable from the remaining provisions of this Agreement, which provisions will remain binding on the parties hereto.

17. NONEXCLUSION. It is understood that Company does not agree to use Consultant exclusively. Likewise, Consultant is free to work for or contract for services to be performed for other firms while under contract with Company, subject to the terms of this Agreement and his post-employment obligations to the Company contained in his Employment Agreement.

18. RESPONSIBILITIES OF CONSULTANT. Consultant assumes responsibility for its personnel providing services hereunder and will make all deductions required of employers by state, federal, and local laws, including deductions for social security and withholding taxes, and contributions for unemployment compensation funds, and shall maintain workers compensation and liability insurance for each of them. Consultant covenants to hold Company harmless from any and all liability for withholding state or federal income tax, federal or state industrial accident contributions, and any employer's tax liability now or subsequently imposed on Consultant. Consultant agrees that all services under this agreement shall be conducted in full compliance with any and all applicable laws and governmental rules and regulations, both state and federal. Consultant assumes and agrees to pay any and all gross receipts, compensating, use, transaction, sales, or other taxes or assessments of whatever nature or kind levied or assessed as a consequence of the work to be performed or with respect to the compensation to be paid under this agreement.

19.      MISCELLANEOUS.

         a. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of this Agreement shall be binding unless in writing and signed by both parties hereto.

         b. GOVERNING LAW/VENUE. This Agreement shall be governed by the laws of the State of Washington. Any dispute must be heard and decided in the state or federal courts located in Seattle, Washington, where all parties consent to personal jurisdiction. If legal

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

action is required to enforce or interpret the provisions of this agreement, the prevailing party shall be entitled to reasonable attorney's fees and costs.

         c. REVIEW BY COUNSEL. Consultant acknowledges that Consultant has had the opportunity to have this Agreement reviewed by legal counsel of Consultant's choice.

         d. EXECUTION. This Agreement may be executed via facsimile and in counterparts, which together shall constitute the single Agreement.


                          SIGNATURES ON FOLLOWING PAGE



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


WHEREFORE, the parties have executed this Agreement as of the date written above.


COMPANY:

LION, INC.


---------------------------------

By: David Stedman
      Its: Interim Chief Executive Officer and President


CONSULTANT:


--------------------------------
By: Randall D. Miles



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